Exhibit 10.2

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

THIS SETTLEMENT AGREEMENT and MUTUAL GENERAL RELEASE (this "Settlement Agreement") is dated August 30, 2022, and entered into by Lifeway Foods, Inc. ("Lifeway") on the one hand and Ludmila Smolyansky ("Ludmila") on the other hand. Each person or entity identified in the foregoing sentence is a "Party," and all such persons and entities are, collectively, the "Parties."

RECITALS

WHEREAS, Lifeway is an Illinois corporation with its principal place of business situated in Morton Grove, Illinois and is the leading supplier in the United States of kefir and fermented probiotic products to support the body's microbiome. In addition to its line of drinkable kefir, Lifeway also produces cheese, probiotic oat milk, and a ProBugs line for kids;

WHEREAS, Ludmila is an individual residing in Cook County Illinois. Ludmila is a former employee of Lifeway and is presently the Chairman of the Board of Directors of Lifeway;

WHEREAS, effective on March 14, 2016 Lifeway and Ludmila entered into a written agreement styled "Endorsement Agreement" (the "Endorsement Agreement") whereby Ludmila granted to Lifeway an unlimited, perpetual, non-exclusive, worldwide right to use, reuse, publish, reproduce, perform, copy, create derivative works, exhibit, broadcast and display throughout the world her name, image and likeness in Marketing Materials (as that term is defined in the Endorsement Agreement) as Lifeway deemed fit and/or appropriate (the "License").

WHEREAS, the Endorsement Agreement further provides that in exchange for the License granted by Ludmila to Lifeway, Ludmila, during her lifetime, would receive a royalty payment equal to $0.02 for each Lifeway product or individual item sold by Lifeway during each calendar month that bears Ludmila's first name, last name or other identifying personal characteristics with a cap of $50,000 in any month (the "Royalty");

WHEREAS, the Endorsement Agreement further provides that "All undisputed Royalty payments are due and payable to Ludmila within thirty (30) days after the end of each calendar month for sales during the previous month;

WHEREAS, Ludmila asserts that Lifeway has failed to comply with the terms of the Endorsement Agreement by not paying her certain Royalty Payments commencing as of April, 2022, all of which Lifeway denies (the "Dispute");

WHEREAS, the Parties wish to terminate the Endorsement Agreement in accordance with the terms set forth herein;

WHEREAS, the Parties desire to resolve and settle the Dispute in accordance with the terms set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

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1.              Recitals Incorporated. The foregoing recitals are incorporated into this Settlement Agreement and are integral to this Settlement Agreement.

2.              Definitions. When used in this Settlement Agreement:

"Claims" means any and all claims, demands, charges, complaints, rights, actions and causes of action of any kind or nature whatsoever, whether fixed or contingent, liquidated or unliquidated, accrued or not accrued and whether arising in tort, contract, statute or equity, before any federal, state, local, or private court, agency, arbitrator, mediator, or other entity, regardless of the relief or remedy arising out of or related to the Dispute occurring since the beginning of time through the Effective Date as defined below.

"Effective Date" means the date by which this Settlement Agreement is fully executed and on which Ludmila has received the Lifeway Settlement Payment (as such term is defined herein) in immediately available funds, which date shall be no later than the Settlement Deadline (as such term is defined herein). For the avoidance of doubt, in the event the Settlement Sum is not paid by the Settlement Deadline, this Agreement is null and void.

3.             Settlement Sum. Lifeway has agreed to pay the sum of $400,000 and Ludmila has agreed to accept the sum of $400,000 in full and complete satisfaction for: i) complete resolution of the Dispute and any Claims arising therefrom and; ii) for termination of the Endorsement Agreement all in accordance with the terms of this Settlement Agreement (collectively the "Settlement Sum").

4.             Settlement Deadline. Lifeway shall remit, or shall cause to be remitted, the sum of $400,000 to Ludmila (the "Settlement Payment") in the manner directed in writing by Ludmila and/or her counsel no later than ten (10) business days following full execution of this Agreement (the "Settlement Deadline").

5.             In exchange for receipt of the Settlement Sum, the Endorsement Agreement is terminated and the Parties hereto owe no further obligations to one another under the Endorsement Agreement. Notwithstanding the foregoing, Ludmila grants Lifeway the right to continue to avail itself of any and all rights under the Endorsement Agreement through and including March 31, 2023.

6.              Non-Disparagement. From the date hereof through (i) ten (10) days prior to the deadline for the submission of shareholder nominations for the Company's 2023 annual meeting of shareholders (the "2023 Annual Meeting"), you agree that you will not make or issue, or cause to be made or issued, any public disclosure, statement or announcement (including any SEC filing) negatively commenting upon the Company, including the Company's corporate strategy, business, research and development, corporate activities, Board or management (and including making any statements critical of the Company's business, strategic direction, capital structure or compensation practices).

7.              General Release by Ludmila. Except for the rights and obligations set forth in this Agreement (all of which rights and obligations are reserved and remain in full force and effect), Ludmila and her agents, servants, employees, heirs, successors and assigns ("Ludmila's Releasors") effective as of the Effective Date, hereby releases and discharges Lifeway and its present and former affiliates, parent entities, subsidiaries, and each of their respective employees, officers, directors, partners, stockholders, members, attorneys, agents, insurers, heirs, executors, administrators, successors and assigns ("Lifeway Releasees") from all known and unknown Claims that Ludmila's Releasors have or may have or claim to have, now or in the future, against Lifeway's Releasees. For the avoidance of doubt and notwithstanding anything to the contrary herein, Ludmila's Releasors do not release any of the Lifeway Releasees who are Ludmila's children from any liability, claims, demands or actions that may exist arising out of their status other than as a current or former director, consultant, officer, employee or agent of, or licensor to Lifeway. Moreover, this release does not release Lifeway from any obligations under the Proxy Settlement Agreement Lifeway entered into with Ludmila dated July 27, 2022. The Release set forth in this Settlement Agreement is to be construed as broadly as allowed under the law.

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8.              General Release by Lifeway. Except for the rights and obligations set forth in this Agreement (all of which rights and obligations are reserved and remain in full force and effect), Lifeway and its present and former affiliates, parent entities, subsidiaries, and each of their respective employees, officers, directors, partners, stockholders, members, attorneys, agents, insurers, heirs, executors, administrators, successors and assigns ("Lifeway's Releasors") effective as of the Effective Date, hereby releases and discharges Ludmila and her agents, servants, employees, heirs, successors and assigns ("Ludmila's Releasees") from all known Claims that Lifeway's Releasors have or may have or claim to have, now or in the future, against Ludmila's Releasees. For the avoidance of doubt and notwithstanding anything to the contrary herein, any Lifeway Releasor who is a child of Ludmila does not release Ludmila's Releasees from any liability, claims, demands or actions that may exist arising out of their status other than as a current or former director, consultant, officer, employee or agent of, or licensor to Lifeway. Moreover, this release does not release Edward Smolyansky or Ludmila from: i) any obligation that Edward has or may have arising out of the Settlement Agreement he entered into with Lifeway dated September 1, 2022 which addressed his former employment with Lifeway or; ii) any obligations under the Proxy Settlement Agreement they each entered into with Lifeway dated July 27, 2022. The Release set forth in this Settlement Agreement is to be construed as broadly as allowed under the law.

9.              Obligations Following Signing. Other than as expressly set forth in this Agreement, effective on the Effective Date, except for this Agreement, the Parties will have no further agreements, liability, contractual arrangements, understandings, and duties between them in connection with or related to the Released Matters.

10.            Representations and Warranties. Each Party represents and warrants that:

a)             The Party has the requisite power and authority to sign and deliver this Settlement Agreement and perform her or its obligations under this Settlement Agreement.

b)             The Party has been represented by counsel of its choice in connection with this Settlement Agreement or has opted not to be represented by counsel. In negotiating and entering into this Settlement Agreement, the Party has read and understands this Settlement Agreement and the Party's obligations under it and enters into this Settlement Agreement of the Party's own volition with the express intention of settling all disputes between or among the Parties on the terms contained in this Settlement Agreement.

c)             The Party owns the Party's rights, claims and defenses that are the subject of this Settlement Agreement and has not assigned or conveyed to any third party any of the Party's rights, claims, or defenses that are the subject of this Settlement Agreement.

d)             In entering into this Settlement Agreement, the Party has not relied upon another person's statement, representation, warranty, or agreement except for those expressly contained in this Settlement Agreement. The only conditions precedent to the effectiveness of this Settlement Agreement are those expressly stated in it.

11.           Survival. Each of the warranties and representations set forth in this Settlement Agreement shall survive the closing of this Agreement. Further, this Settlement Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, parents, affiliates, subsidiaries, officers, directors, partners, employees, and permitted assigns.

12.           Breach of Representation or Warranty. If any party to this Settlement Agreement incurs any damage or expense, including but not limited to legal fees and expenses, or suffers any injury as a result of any untrue or incorrect representation or warranty (as set forth above in Section 10) made by any other Party to this Settlement Agreement, the Party making the untrue or incorrect representation or warranty shall indemnify and hold harmless the injured Party from and against all liabilities, claims, actions, causes of action, losses, costs, damages and expenses, including reasonable attorneys' fees, related to such untrue or incorrect representation or warranty.

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13.            Integration, Modification and Waiver. This Settlement Agreement embodies the final agreement among the Parties and is the complete and exclusive expression of the Parties' agreement on the matters contained in this Settlement Agreement. Upon the Effective Date, all prior and contemporaneous negotiations and agreements among some or all of the Parties on the matters contained in this Settlement Agreement except as reserved are expressly merged into and superseded by this Settlement Agreement. This Settlement Agreement cannot be modified or amended orally or by course of dealing. To be effective, any modification or amendment must be in a writing identified as an amendment and signed by all Parties. Any waiver by a Party of any claim arising out of or relating to this Settlement Agreement must be in a writing signed by the waiving Party and shall not be deemed a waiver of any rights such Party may have as a result of any subsequent breach, whether or not similar in nature.

14.            No Presumption from Authorship. Each Party negotiated this Settlement Agreement at arm's-length, jointly participated in drafting it and received advice (or had the opportunity to receive advice) from independent legal counsel before he, she or it signed it. Accordingly, any court or other governmental authority or arbitrator construing or interpreting this Settlement Agreement will do so as if the Parties jointly drafted it and will not apply any presumption, rule of construction, or burden of proof favoring or disfavoring a Party because that Party (or any of its representatives) drafted any part of this Agreement.

15.            Each Party to Bear its own Attorney's Fees and Costs. Each Party shall bear its own fees and costs (including fees and expenses of counsel) arising from or related to the negotiation and documentation of this Settlement Agreement.

16.            Severability. If a provision of this Settlement Agreement is determined to be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of such provision in every other respect, and of the remaining provisions of this Agreement, will not be impaired, and will nevertheless remain enforceable.

17.            Delivery of Documents. Each Party shall, at his or her sole expense, perform such actions (including, without limitation, executing and delivering documents) as required in the Settlement Agreement or as reasonably requested in order to implement this Settlement Agreement and any transactions contemplated under this Settlement Agreement.

18.            Interpretation and Construction. This Settlement Agreement's descriptive headings are for reference only and shall not affect the interpretation or construction of this Settlement Agreement. Unless the context clearly requires to the contrary, each reference (if any) in this Settlement Agreement to a designated "Article," "Section," "Schedule," "Exhibit," or "Appendix" is to the corresponding Article, Section, Schedule, Exhibit, or Appendix of, or to this Settlement Agreement. Any reference herein to an agreement (other than this Settlement Agreement) is deemed to include all amendments and restatements of such agreement, including all amendments and restatements of agreement or instruments effected pursuant such agreement.

19.            Governing Law. THE CONSTRUCTION AND INTERPRETATION OF THIS AGREEMENT SHALL BE EXCLUSIVELY GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW RULES. BY SIGNING THIS AGREEMENT, THE PARTIES IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, OR THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, IF NO GROUNDS FOR FEDERAL JURISDICTION ARE AVAILABLE, FOR RESOLUTION OF ALL DISPUTES RELATING TO OR ARISING UNDER THIS AGREEMENT. BY SIGNING THIS AGREEMENT, THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHTS SHE/IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

20.              Counterparts. This Settlement Agreement may be executed in counterparts (including by facsimile, e-mail or other electronic copy), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.              Enforcement of Agreement. Should any Party institute any action or proceeding to enforce the terms of this Settlement Agreement, each Party agrees to pay to the prevailing Party the prevailing Party's costs, expenses and fees (including, without limitation, reasonable attorneys' fees) incurred in enforcing this Settlement Agreement.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of the date first above written.

LIFEWAY FOODS, INC.	LUDMILA SMOLYANSKY

By: /s/ Julie Smolyansky	By: /s/ Ludmila Smolyansky

Its: CEO	Date: 8/30/2022

Printed Name: Julie Smolyansky

Date: 9/6/2022

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